                                                Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-264084) and Form S-8 (No. 333-277147) of Scorpio Tankers Inc. of our report dated March 22, 2024 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Audit

Neuilly-sur-Seine, France
March 22, 2024